                                                                    Exhibit 23.4

                                    Consent

We hereby consent to the use of our Andover.Net September Audit report (and to all references to our firm) included in or made a part of this registration statement.

                                                /s/ ABC Interactive, Audit
                                                    Bureau of Verification
                                                    Services, Inc.
                                                    ----------------------

                                                    ABC Interactive, Audit
                                                    Bureau of Verification
                                                    Services, Inc.


November 5, 1999